HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income based upon the combined historical financial statements of HireQuest, Inc. (“HQI” or the “Company”) and Link Staffing Services Corporation, Franlink, Inc., and Stafflink, Inc. (collectively “Link”), after giving effect to the Asset Purchase Agreement (the “Link Agreement”) between Link and HQ Link Corporation (“HQ Link”), a wholly-owned subsidiary of the Company, and the adjustments described in the accompanying notes.

On February 12, 2021, HQ Link entered into the Link Agreement with Link. Pursuant to the Link Agreement, HQ Link will acquire sellers’ franchise relationships and certain other assets of the sellers for a purchase price of approximately $11.1 million. Consummation of the transactions contemplated by the Link Agreement is subject to the satisfaction or waiver of customary closing conditions. The transaction was financed with cash-on-hand and the Company’s credit facility with Truist Bank and is not subject to any financing condition.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 reflects the transaction as if it occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the three and nine months ended September 30, 2020 and 2019 reflect the transaction as if it occurred on January 1, 2019.

The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with the notes to the pro forma condensed combined financial statements, the Annual Report of the Company on Form 10-K for the year ended December 31, 2019 and the Quarterly Report of the Company on Form 10-Q for the nine months ended September 30, 2020, and the audited financial statements of Link for the fiscal years ended December 29, 2019 and December 30, 2018 and the unaudited financial statements for the fiscal quarters ended September 27, 2020 and September 29, 2019 included as Exhibit 99.1.

HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2020

	HireQuest, Inc.	Link Staffing Services Corp.	Pro forma adjustments		Pro forma condensed combined
ASSETS
Current assets
Cash	$ 10,297,147	$ 8,373,731	$ (17,973,731)	A	$ 697,147
Accounts receivable, net of allowance for doubtful accounts	24,024,564	7,555,508	(7,555,508)	B	24,024,564
Notes receivable	2,144,118	-	-		2,144,118
Prepaid expenses, deposits, and other assets	1,179,333	855,763	(855,763)	B	1,179,333
Prepaid workers' compensation	1,978,509	1,771,256	(1,771,256)	B	1,978,509
Total current assets	39,623,671	18,556,258	(28,156,258)		30,023,671
Property and equipment, net	2,958,998	1,003,199	(1,003,199)	B	2,958,998
Intangible assets, net	186,705	266,474	(266,474)	B	186,705
Notes receivable, net of current portion and reserve	6,377,779	164,694	(164,694)	B	6,377,779
Intangible assets, franchisee agreements	-	-	11,100,000	C	11,100,000
Total assets	$ 49,147,153	$ 19,990,625	$ (18,490,625)		$ 50,647,153
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 5,499	$ 214,887	$ (214,887)	B	$ 5,499
Line of credit	-	-	1,500,000	D	1,500,000
Other current liabilities	1,664,854	1,700,933	(1,700,933)	B	1,664,854
Accrued benefits and payroll taxes	2,088,119	1,154,233	(1,154,233)	B	2,088,119
Due to franchisees	2,311,372	587,232	(587,232)	B	2,311,372
Risk management incentive program liability	1,018,994	-	-		1,018,994
Notes payable	-	16,498,327	(16,498,327)	B	-
Workers' compensation claims liability	3,165,056	577,612	(577,612)	B	3,165,056
Total current liabilities	10,253,894	20,733,224	(19,233,224)		11,753,894
Workers' compensation claims liability, net of current portion	1,743,128	-	-		1,743,128
Franchisee deposits	1,459,335	-	-		1,459,335
Deferred rent	-	29,817	(29,817)		-
Deferred tax liability	273,185	-	-		273,185
Total liabilities	13,729,542	20,763,041	(19,263,041)		15,229,542
Equity		-	-		1,743,128
Total HireQuest, Inc. stockholders’ equity	35,417,611	-	-		35,417,611
Total Link stockholders’ equity	-	(772,416)	772,416	E	-
Total stockholders' equity	35,417,611	(772,416)	772,416		35,417,611
Total liabilities and stockholders' equity	$ 49,147,153	$ 19,990,625	$ (18,490,625)		$ 50,647,153

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations for the
Three Months Ended September 30, 2020

	HireQuest, Inc.	Link Staffing Services Corp.	Pro forma adjustments		Pro forma condensed combined
Franchise royalties/Revenue	$ 3,218,606	$ -	$ -		$ 3,218,606
Service revenue	164,074	17,161,413	-		17,325,487
Cost of sales	-	15,487,475	-		15,487,475
Total revenue	3,382,680	1,673,938	-		5,056,618
Selling, general and administrative expenses	1,357,725	1,691,303	-		3,049,028
Depreciation and amortization	32,438	101,676	185,000	A	319,114
Income (loss) from operations	1,992,517	(119,041)	(185,000)		1,688,476
Other miscellaneous income	392,709	21,575	-		414,284
Interest and other financing expense	(10,035)	(84,897)	-		(94,932)
Net income before income taxes	2,375,191	(182,363)	(185,000)		2,007,828
Provision (benefit) for income taxes	404,058	22,500	45,510	B	472,068
Net income (loss)	$ 1,971,133	$ (204,863)	$ (230,510)		$ 1,535,760

Earnings per share
Basic	$ 0.15				$ 0.11
Diluted	$ 0.15				$ 0.11

Weighted average shares outstanding
Basic	13,573,086				13,573,086
Diluted	13,574,863				13,574,863

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations for the
Nine Months Ended September 30, 2020

	HireQuest, Inc.	Link Staffing Services Corp.	Pro forma adjustments		Pro forma condensed combined
Franchise royalties	$ 9,563,135	$ -	$ -		$ 9,563,135
Service revenue	840,515	48,760,965	-		49,601,480
Cost of sales	-	43,769,233	-		43,769,233
Total revenue	10,403,650	4,991,732	-		15,395,382
Selling, general and administrative expenses	6,542,171	5,702,535	-		12,244,706
Depreciation and amortization	96,654	303,641	555,000	A	955,295
Income (loss) from operations	3,764,825	(1,014,444)	(555,000)		2,195,381
Other miscellaneous income	932,254	23,129	-		955,383
Interest and other financing expense	(39,174)	(175,984)	-		(215,158)
Net income before income taxes	4,657,905	(1,167,299)	(555,000)		2,935,606
Provision for income taxes	654,592	67,450	136,530	B	858,572
Net income (loss)	$ 4,003,313	$ (1,234,749)	$ (691,530)		$ 2,077,034

Earnings per share
Basic	$ 0.30				$ 0.15
Diluted	$ 0.30				$ 0.15

Weighted average shares outstanding
Basic	13,551,507				13,551,507
Diluted	13,553,619				13,553,619

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations for the
Year Ended December 31, 2019

	HireQuest, Inc.	Link Staffing Services Corp.	Pro forma adjustments		Pro forma condensed combined
Franchise royalties	$ 14,673,636	$ -	$ -		$ 14,673,636
Service revenue	1,202,824	85,034,061	-		86,236,885
Cost of sales	-	75,215,530	-		75,215,530
Total revenue	15,876,460	9,818,531	-		25,694,991
Selling, general and administrative expenses	12,692,297	9,634,564	-		22,326,861
Depreciation and amortization	400,132	65,000	740,000	A	1,205,132
Income (loss) from operations	2,784,031	118,967	(740,000)		2,162,998
Other miscellaneous income	751,077	90,781	-		841,858
Interest and other financing expense	(559,585)	(243,453)	-		(803,038)
Net income before income taxes	2,975,523	(33,705)	(740,000)		2,201,818
Provision for income taxes	3,480,996	73,129	182,040	B	3,736,165
Loss from continuing operations	(505,473)	(106,834)	(922,040)		(1,534,347)
Income from discontinued operations, net of tax	215,494	-	-		215,494
Net loss	$ (289,979)	$ (106,834)	$ (922,040)		$ (1,318,853)

Basic and diluted earnings (loss) per share
Continuing operations	$ (0.05)				$ (0.12)
Discontinued operations	0.02				0.02
Total	$ (0.03)				$ (0.10)

Basic and diluted weighted average shares outstanding	11,588,776				11,588,776

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.
Notes to Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Link Agreement and expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates. They have been prepared to illustrate the estimated effect of the Link Agreement and certain other adjustments.

Note 2 – Preliminary Purchase Price Allocation

Under the purchase method of accounting, the total purchase price of $11.1 million allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable. Actual results may differ materially from the unaudited pro forma condensed combined financial statements.
Description	Amount
Fair value of franchise agreements assumed	$ 11,100,000
Total allocated purchase price	$ 11,100,000

Note 3 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(A) - Adjustments to cash:

Description	Amount
Borrowing on line of credit	$ 1,500,000
Cash consideration paid for Link	(11,100,000)
Link cash balance not acquired	(8,373,731)
Pro forma adjustment to cash	$ (17,973,731)

(B) -Assets not acquired and liabilities not assumed pursuant to the Link Agreement.

(C) -Preliminary estimated value of franchise agreements assumed.

(D) - Borrowing on line of credit to fund transaction.

(E) -Adjustment to Link stockholders historical equity.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Income

(A) -The newly acquired intangible assets consisting of assumed franchise agreements will be amortized on a straight-line basis over their estimated useful lives. The fair value assessment is preliminary and any changes to the preliminary values will have a direct impact on future earnings via amortization expense.

Description	Estimated fair value	Estimated useful life	Three months ended September 30, 2020	Nine months ended September 30, 2020	Year ended December 31, 2019
Franchise agreements	$ 11,100,000	15 years	$ 185,000	$ 555,000	$ 740,000
Pro forma adjustment to amortization expense			$ 185,000	$ 555,000	$ 740,000

(B) - To record the income tax impact of the pro forma adjustments (A) above.

Description	Three months ended September 30, 2020	Nine months ended September 30, 2020	Year ended December 31, 2019
Pro forma change in income before income tax	$ 185,000	$ 555,000	$ 740,000
Combined Federal and State statutory rate	24.6%	24.6%	24.6%
Pro forma adjustment to provision for income taxes	$ 45,510	$ 136,530	$ 182,040